Exhibit 99.1

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rose Cummings
(704) 602-7304
rcummings@fairpoint.com

FAIRPOINT COMMUNICATIONS PROVIDES UPDATE REGARDING ITS
ACQUISITION OF VERIZON’S WIRELINE OPERATIONS IN MAINE, NEW
HAMPSHIRE AND VERMONT

CHARLOTTE, N.C. (February 26, 2008) – FairPoint Communications, Inc. (NYSE:FRP) today announced that subject to the satisfaction of certain conditions, it expects to consummate its merger (the ”Merger”) with Northern New England Spinco Inc. (“Spinco”), a subsidiary of Verizon Communications Inc. (“Verizon”), on March 31, 2008.  Spinco will hold specified assets and liabilities that are used in Verizon’s local exchange business and related activities in Maine, New Hampshire and Vermont.

Verizon today announced that its board of directors has established a record date of March 7, 2008 for the proposed spin-off of shares of Spinco common stock to Verizon stockholders, which Verizon expects, subject to the satisfaction of certain conditions, to occur on March 31, 2008.  The spin-off is anticipated to be followed immediately by the consummation of the Merger.

FairPoint has been advised by the New York Stock Exchange that beginning on or about March 5, 2008 and continuing through the anticipated closing date of the Merger, there will be two markets in FairPoint common stock on the NYSE:  a “regular way” market (trading under the symbol “FRP”) and a “when issued” market (trading under the symbol “FRP wi”).  If a Verizon stockholder sells shares of FairPoint common stock in the when issued market during this time, the stockholder will be selling his or her right to receive shares of Spinco common stock that will be converted into FairPoint common stock in the Merger.  Trades in the FairPoint when issued market will settle after the closing date of the Merger.  If the Merger is not completed, these trades will be cancelled.

Contingent on the closing of the Merger, FairPoint expects to pay a dividend on its common stock to stockholders of record on the business day immediately preceding the closing date of the Merger. Verizon stockholders who receive shares of FairPoint common stock in the Merger and purchasers of FairPoint common stock in the FairPoint when issued market will not be entitled to receive this dividend.

About FairPoint

FairPoint Communications, Inc. is an industry leading provider of communications services to rural and small urban communities across the country. Today, FairPoint owns and operates 30 local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, video and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read this document and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Source: FairPoint Communications, Inc., www.fairpoint.com.

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